As filed with the Securities and Exchange Commission on April 29, 2016
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 29, 2016
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On April 29, 2016, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its first quarter 2016 earnings. A copy of the April 29, 2016 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated April 29, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: April 29, 2016 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated April 29, 2016

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2016
Earnings and Announces Quarterly Dividend

New York, April 29, 2016 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported a net loss of $3.8 million or $0.29 basic loss per share for the first quarter of 2016 compared with net income of $5.7 million or $0.42 basic earnings per share for the first quarter of 2015. Loss before income tax benefit was $8.0 million for the first quarter of 2016 compared with income before income tax provision of $9.9 million for the first quarter of 2015. Revenue for the first quarter of 2016 was $218.7 million compared with revenue of $245.6 million for the first quarter of 2015, a decrease of 10.9%.

Summary Operating Results (Unaudited)
('000s, except Earnings (Loss) Per Share and Book Value Per Share)
	For the 3-Months Ended
	3/31/2016	3/31/2015	% Change
Revenue	$218,694	$245,561	(10.9)
Income (Loss) Before Income Tax Provision (Benefit)	$(7,997)	$9,851	*
Net Income (Loss) (1)	$(3,847)	$5,719	*
Earnings (Loss) Per Share (1)
Basic	$(0.29)	$0.42	*
Diluted	$(0.29)	$0.40	*
Weighted Average Number of Common Shares Outstanding
Basic	13,380	13,704	(2.4)
Diluted	13,380	14,282	(6.3)
	As of:
	3/31/2016	3/31/2015	% Change
Book Value Per Share	$38.12	$38.60	(1.2)
Tangible Book Value Per Share	$25.43	$26.25	(3.1)

(1) Attributable to Oppenheimer Holdings Inc.
* Not comparable

Weak investor sentiment and volatility in the debt and equity markets throughout the first quarter of 2016 severely affected operating results for the period. While the S&P 500 increased a modest 0.8% during the period, this did not reflect the extremely challenging first half of the quarter (down more than 10%) followed by a significant recovery in the second half of the period. Concerns around global growth, uncertainty over China's economy, the potential withdrawal of the United Kingdom from the European Union (also known as "Brexit") as well as continued weakness in commodity prices resulted in significantly lower transaction activity across both the retail and equity underwriting businesses. Sentiment, at the end of the quarter, appeared to improve as commodity prices stabilized and central banks affirmed their commitment to stimulating growth and inflation. In addition, while U.S. economic data began to show improvement, volumes remained muted across markets. Markets interpreted the foregoing signs to mean little Federal Reserve action to increase rates in 2016, resulting in the 10-year U.S. Treasury which began the year yielding 2.27% ending the quarter at 1.78% amid rallying equity prices.

Albert G. Lowenthal, Chairman and CEO, commented, “Operating results for the period were quite disappointing amid an extremely challenging environment of low investor participation, muted equity capital markets activity, and market volatility. Our ongoing migration to fee-based programs in our Private Client and Asset Management business segments continues to provide increased stability to our revenues despite the fact that these revenues are impacted by the overall level of equity valuations. The Company has made progress on a number of key initiatives including new technology to streamline our operations as well as to provide the requisite information to better monitor and oversee our business. Renewed efforts around the addition of professional staff are being aided by the exit of competitors from certain markets and services that include key elements of the capabilities that we offer to retail and institutional clients.”

Financial Highlights

•
Commission revenue was $103.8 million for the first quarter of 2016, a decrease of 5.3% compared with $109.7 million for the first quarter of 2015, due to reduced transaction volumes from retail investors during the first quarter of 2016.

•
Advisory fees were $66.0 million for the first quarter of 2016, a decrease of 7.0% compared with $71.0 million for the first quarter of 2015, due to lower advisory fees on traditional managed products.

•
Investment banking revenue decreased 54.6% to $12.4 million for the first quarter of 2016 compared with $27.3 million for the first quarter of 2015 due to extremely low activity from equity underwriting during the first quarter of 2016.

•
Principal transactions revenue decreased 91.7% to $1.5 million during the first quarter of 2016 compared with $18.6 million for the first quarter of 2015 due primarily to lower number of new interest rate lock commitments in the commercial mortgage banking business during the first quarter of 2016.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended
	3/31/2016	3/31/2015	% Change
Revenue
Private Client	$127,544	$139,932	(8.9)
Asset Management	22,974	24,461	(6.1)
Capital Markets	61,065	72,166	(15.4)
Commercial Mortgage Banking	3,738	8,386	(55.4)
Corporate/Other	3,373	616	447.6
	218,694	245,561	(10.9)
Income (Loss) Before Income Tax Provision (Benefit)
Private Client	16,317	16,757	(2.6)
Asset Management	6,768	7,886	(14.2)
Capital Markets	(6,798)	6,735	*
Commercial Mortgage Banking	(657)	4,037	*
Corporate/Other	(23,627)	(25,564)	(7.6)
	$(7,997)	$9,851	*

* Not comparable

Private Client

Private Client reported revenue of $127.5 million for the first quarter of 2016, 8.9% lower than the first quarter of 2015, due to lower levels of transaction-based business during the first quarter of 2016. Income before income tax provision was $16.3 million for the first quarter of 2016, a decrease of 2.6% compared with the first quarter of 2015, due to lower levels of activity, as noted above, partially offset by decreases in production and deferred compensation costs as well as legal and regulatory costs allocated to Private Client during the first quarter of 2016.

•	Client assets under administration were $78.7 billion at both March 31, 2016 and December 31, 2015.

•	Financial adviser headcount was 1,223 at the end of the first quarter of 2016 (1,233 at the end of the fourth quarter of 2015), down from 1,301 at the end of the first quarter of 2015.

•	Retail commissions were $59.9 million for the first quarter of 2016, a decrease of 9.0% from the first quarter of 2015.

•
Advisory fee revenue on traditional and alternative managed products was $44.7 million for the first quarter of 2016, a decrease of 6.8% over the first quarter of 2015 (see Asset Management below for further information).

•
Fees earned on client cash deposits in the FDIC-insured bank program was $7.5 million during the first quarter of 2016 versus $2.1 million for the first quarter of 2015. Much of the increase was due to the discontinued offering of retail money market funds to clients and the transfer of these balances into the FDIC-insured bank deposit program during the first quarter of 2015. Money market fee waivers totaled $5.5 million during the first quarter of 2015.

Asset Management

Asset Management reported revenue of $23.0 million for the first quarter of 2016, 6.1% lower than the first quarter of 2015. Income before income tax provision was $6.8 million for the first quarter of 2016, a decrease of 14.2% compared with the first quarter of 2015.

•
Advisory fee revenue on traditional and alternative managed products was $21.3 million for the first quarter of 2016, a decrease of 7.5% over the first quarter of 2015. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $24.1 billion at December 31, 2015 ($25.9 billion at December 31, 2014) and are allocated to the Private Client and Asset Management business segments.

•
AUM decreased 10.9% to $23.7 billion at March 31, 2016 compared to $26.6 billion at March 31, 2015, which is the basis for advisory fee billings for the second quarter of 2016. The decrease in AUM was comprised of asset depreciation of $1.3 billion and net redemption of assets of $1.6 billion.

Capital Markets

Capital Markets reported revenue of $61.1 million for the first quarter of 2016, 15.4% lower than the first quarter of 2015, primarily due to lower trading income and equities underwriting fees. Loss before income tax benefit was $6.8 million for the first quarter of 2016, compared with income before income tax provision of $6.7 million for the first quarter of 2015.

•	Institutional equities commissions increased 2.9% to $29.5 million for the first quarter of 2016 compared with the first quarter of 2015.

•
Advisory fees from investment banking activities decreased 14.7% to $5.0 million in the first quarter of 2016 compared with the prior year quarter due to a decrease in completed mergers and acquisitions activity during the first quarter of 2016.

•
Equity underwriting fees decreased 79.1% to $2.8 million for the first quarter of 2016 compared with the prior year quarter due to a significant decrease in equity underwriting activity during the first quarter of 2016.

•	Revenue from Taxable Fixed Income decreased 4.4% to $18.1 million for the first quarter of 2016 compared with the first quarter of 2015.

•	Public Finance and Municipal Trading revenue increased 6.3% to $5.1 million for the first quarter of 2016 compared with the first quarter of 2015.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $3.7 million for the first quarter of 2016, 55.4% lower than the first quarter of 2015, primarily due to decreases in loan modifications of commercial mortgages during the first quarter of 2016. Loss before income tax benefit was $657,000 for the first quarter of 2016, compared with income before income tax provision of $4.0 million for the first quarter of 2015.

•
Premium income earned from loan modifications was $1.5 million in the first quarter of 2016 compared with $3.5 million in the first quarter of 2015 as the Company modified 3 commercial loans (8 in the first quarter of 2015) with an aggregate principal loan balance of $18.3 million ($92.1 million in the first quarter of 2015).

•
Loan origination fees for the first quarter of 2016 were $1.2 million, an increase of 199.3% compared with the first quarter of 2015, as the Company originated 10 commercial loans (2 in the first quarter of 2015) with an aggregate principal loan balance of $110.9 million ($8.7 million in the first quarter of 2015).

•	Net servicing revenue for the first quarter of 2016 was $1.5 million which was flat compared with the comparable period in 2015.

•	Principal loan balances related to servicing activities totaled $3.9 billion at March 31, 2016, down 2.5% from March 31, 2015.

On March 22, 2016, the Company issued a Current Report on Form 8-K reporting that its Board of Directors has authorized management to evaluate the potential disposition of one or more of the corporate assets of its commercial mortgage banking business segment.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $151.4 million during the first quarter of 2016, a decrease of 7.2% compared to the first quarter of 2015. The decrease was due to lower production, incentive and deferred compensation expenses during the first quarter of 2016. Compensation and related expenses as a percentage of revenue was 69.2% during the first quarter of 2016 compared to 66.4% during the first quarter of 2015.

Non-Compensation Expenses

Non-compensation expenses were $75.3 million during the first quarter of 2016, an increase of 3.7% compared to $72.6 million during the same period in 2015, due to higher legal, regulatory and consulting costs during the first quarter of 2016.

Provision for Income Taxes

The effective income tax rate for the first quarter of 2016 was 51.1% (benefit) compared with 37.9% (expense) for the first quarter of 2015. The elevated income tax benefit during the first quarter of 2016 was primarily due to higher nontaxable benefits received during the first quarter of 2016 with respect to life insurance on certain employees of which the Company is the beneficiary.

Balance Sheet and Liquidity

•	At March 31, 2016, total equity was $516.3 million compared with $525.1 million at December 31, 2015.

•	At March 31, 2016, book value per share was $38.12 (compared with $38.84 at December 31, 2015) and tangible book value per share was $25.43 (compared with $26.13 at December 31, 2015).

•
The Company’s level 3 assets, primarily auction rate securities, were $100.0 million at March 31, 2016 (compared with $96.2 million at December 31, 2015). The increase in level 3 assets was primarily due to increases in interest rate lock commitments.

•	During the first quarter of 2016, the Company purchased and canceled 240,274 shares of Class A Stock for a total consideration of $3.6 million.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on May 27, 2016 to holders of Class A non-voting and Class B voting common stock of record on May 13, 2016.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 82 offices in 24 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended
	3/31/2016	3/31/2015	% Change
REVENUE
Commissions	$103,833	$109,695	(5.3)
Advisory fees	66,026	70,966	(7.0)
Investment banking	12,383	27,305	(54.6)
Interest	13,379	11,035	21.2
Principal transactions, net	1,531	18,555	(91.7)
Other	21,542	8,005	169.1
	218,694	245,561	(10.9)

EXPENSES
Compensation and related expenses	151,413	163,091	(7.2)
Communications and technology	17,781	17,168	3.6
Occupancy and equipment costs	14,978	15,778	(5.1)
Clearing and exchange fees	6,921	6,402	8.1
Interest	5,088	3,910	30.1
Other	30,510	29,361	3.9
	226,691	235,710	(3.8)

Income (loss) before income tax provision (benefit)	(7,997)	9,851	*
Income tax provision (benefit)	(4,088)	3,730	*
Net income (loss)	(3,909)	6,121	*
Less net income (loss) attributable to non-controlling interest, net of tax	(62)	402	*
Net income (loss) attributable to Oppenheimer Holdings Inc.	$(3,847)	$5,719	*

Earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Basic	$(0.29)	$0.42	*
Diluted	$(0.29)	$0.40	*

Weighted Average Number of Common Shares Outstanding
Basic	13,380	13,704	(2.4)
Diluted	13,380	14,282	(6.3)

* Not comparable